                                EXHIBIT 99.14



                                     [LOGO]
                            CAPITOL MULTIMEDIA, INC.


                       NEWS FROM CAPITOL MULTIMEDIA, INC.
                            FOR RELEASE UPON RECEIPT


FOR MORE INFORMATION CONTACT
LUDA KOPEIKINA, PRESIDENT, 508-287-5888, EXT. 114    OR
EDWARD TERINO, CHIEF FINANCIAL OFFICER, 508-287-5888, EXT. 113
E.MAIL: luda@capitol.com
          ed@capitol.com


CAPITOL MULTIMEDIA, INC. ACQUIRES CLIENT SERVER TECHNOLOGIES, INC.


CONCORD, MASSACHUSETTS, MARCH 31, 1997 -- Capitol Multimedia, Inc. (NASDAQ:
CDIM, CDIMW, or the "Company") announced today that it has acquired Client Server Technologies, Inc. (CSTI), a privately-held developer and integrator of supply chain management software based in Dedham, Massachusetts for approximately $4.2 million, consisting of $1.17 million in cash, 1.2 million in Capitol unregistered common stock and notes payable beginning in fiscal 1999.

CSTI's financial performance (unaudited) in calendar 1996 included sales of approximately $3.7 million, income before taxes of approximately $360,000 and a positive cash flow of approximately $500,000. CSTI is debt free and does not capitalize software development costs.

According to Luda Kopeikina, Capitol's President, "This acquisition represents the first step in realization of our strategic initiative to diversify into a business software market. This acquisition is an entry for Capitol into a fast growing sector of the application software industry supply chain management software. We selected this software market because of its high growth, the existing fragmentation and the fact that larger competitors like Manugistics Group, Baan Company, PeopleSoft and others are enjoying high revenue and earnings multiples. We believe that this market will experience further growth enhanced by the Internet. CSTI is expected to serve as a base for Capitol's expansion through future acquisitions and internal growth. We expect to realize synergistic benefits through leveraging our competitive development capability, senior management knowledge of the industry and international channel development expertise."




                 200 BAKER AVENUE, SUITE 300, CONCORD, MA 01742

        PHONE: 508-287-5888 FAX: 508-287-4222 INTERNET: WWW.CAPITOL.COM

                                     [LOGO]
                            CAPITOL MULTIMEDIA, INC.



Client Server Technologies, Inc.'s "Continuum" product set provides software solutions and integration services for logistics, planning, distribution and financial functions within a business to increase productivity and improve planning and control. CSTI solutions can significantly increase profitability of its customers through inventory reductions and cost savings. Included in the "Continuum" product line are modules for distribution resource planning, sales order processing, inventory planning and control, purchase order management, and financial management. The software is available in client/server environment utilizing Microsoft Windows and several widely used relational database products, including Oracle, Ingres, and Sybase. The software is fully Year 2000 compliant. CSTI has over 75 customer in the U.S and over 30 customer in Europe in the middle market (companies ranging in size from $50 million to $1 billion) of manufacturing, distribution and retail businesses. CSTI employs approximately 40 people with offices in Dedham, Massachusetts, Denver, Colorado and Los Angeles, California.

Capitol Multimedia, Inc. is a high-end producer of CD-ROM software with offices in Concord, Massachusetts and St. Petersburg, Russia.


                      **********************************



This press release contains certain forward-looking statements. The phrase "expects to", "believe" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Capitol cautions readers not to place undue reliance on any forward looking statements, which speak only as to management's expectations on the date hereof. Capitol does not undertake - and specifically declines any obligation - to publicly release the result of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.






                 200 BAKER AVENUE, SUITE 300, CONCORD, MA 01742

        PHONE: 508-287-5888 FAX: 508-287-4222 INTERNET: WWW.CAPITOL.COM